February 15, 1999



Mr. Dennis Filger
23 Kent Drive
Foxmeadow Farms
Hockessin, DE 19707-9623

Dear Dennis,

On behalf of Chemfab Corporation, I am very pleased to offer you the position of Vice President, Business Development and Technology, reporting to CHEMFAB's President and CEO at our Merrimack, NH facility.

We would like you to start on or before May 3, 1999 with an annual base salary of $140,000 and you will participate in the officer bonus program. Additional information regarding our offer, including benefits, is contained in attachments #1 - 10, which are an integral part of this offer and your terms and conditions of employment with Chemfab Corporation.

I believe that the combination of experience and skills you have developed have prepared you well for a successful career at CHEMFAB.

If you have any questions regarding the content of this letter or the related attachments, please do not hesitate to call me. If this offer is acceptable to you, please confirm your acceptance of our offer by signing one copy of this letter and returning it to me by Federal Express to arrive by February 22, 1999.

Your appointment as an officer of the company and your stock option award are subject to Board of Director's approval. Based on my conversations with fellow Board members, I do not expect these approvals to be a problem.

I look forward with enthusiasm to welcoming you to CHEMFAB.

Sincerely,




John W. Verbicky
President and
Chief Executive Officer

JWV/jag
Enclosures

                                   ENCLOSURES


#1       Offer of Employment Letter
#2       General Employment Offer Provisions
#3       Standard Employment Application
#4       Summary of Employee Fringe Benefits
#5       Level A Agreement
#6       Form I-9
#7 CHEMFAB Policy Statement on Drug-Free Workplace/ CHEMFAB Policy Statement on Pre-Employment Drug Screening
#8       CHEMFAB Consent and Release for Medical Examination & Testing
#9       Applicable Relocation Policy
#10      Senior Management Team Stock Ownership Policy






I hereby accept this offer of employment in its entirety as described above.







----------------------------------                   --------------------------
Signature                                            Date

Attachment #1

                                EMPLOYMENT OFFER

TITLE:               Vice President Business Development and Technology

REPORTING TO:        CHEMFAB's President and CEO

CASH COMPENSATION:   $140,000 annually.

                     Additionally, you will be eligible to participate in CHEMFAB's Officer Bonus Plan for FY 2000 which starts July 1, 1999 through June 30, 2000.

STOCK OPTIONS: A Stock Option grant of 30,000 shares of CHEMFAB stock with an exercise price based on fair market value on your actual start date. Vesting will occur over a four-year period and the options will expire ten years from your start date. The Stock Option will be "cliff vested" and is subject to Board of Director approval.

ANNUAL REVIEW:       Your first review will be in September of 1999 and annually thereafter.

VACATION SCHEDULE:   120 hours per year. Additional hours after additional years of service, as per attached benefit package.

RELOCATION:          The company will provide relocation assistance in
                     accordance with the attached company requested transfer policy.

COMPANY CAR:         A leased company car will be  provided to you for  business related travel according to company policy on your start date.

SEVERANCE:           In the  unexpected  circumstance  that your  employment  is terminated for any reasons other than for Cause (as defined in the enclosed Level A Agreement)or voluntary termination by you, you will qualify for salary continuation (i.e., severance pay), as described below,

                    (i) for 9 months following termination date, if such termination occurs during the first three years after your employment commencement date; and

                                EMPLOYMENT OFFER


SEVERANCE:          (ii) for  6  months  following  termination  date,  if  such termination occurs thereafter.

                    Your severance pay in either case will be subject to dollar-for-dollar reduction for cash amounts received by you or accrued for your benefit from any successor employer or other entity that pays you for services rendered during that period.